UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2013, the Board of Directors of AmerisourceBergen Corporation (the “Registrant”) elected Douglas R. Conant, 61, to serve on the Registrant’s Board of Directors.

Mr. Conant is the former President and Chief Executive Officer of Campbell Soup Company, where he served from 2001 through 2011. Prior to joining Campbell Soup Company, Mr. Conant served from 1992 to 2000 at Nabisco in a series of senior leadership positions, including President of Nabisco Foods Company from 1995 to 2000.  Mr. Conant also worked at General Mills and Kraft earlier in his career.

Mr. Conant is Founder and Chief Executive Officer of ConantLeadership, a firm dedicated to helping improve the quality of leadership in the 21st century.

Item 8.01. Other Events.

On January 1, 2013, the Registrant expanded the size of the Registrant’s Board of Directors from nine to ten directors in accordance with the Registrant’s Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)                                              Exhibit.

99.1                               News Release, dated January 2, 2013, regarding the election of Douglas R. Conant as a director of AmerisourceBergen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 3, 2013	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Senior Vice President and Chief Financial Officer